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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 6, 2006
Raindance Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31045	84-1407805

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Century Drive Louisville, CO	80027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 878-7326
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On February 6, 2006, Raindance Communications, Inc., a Delaware corporation (“Raindance”), West Corporation, a Delaware corporation (“West”) and Rockies Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of West (“Merger Sub”), entered into an Agreement and Plan of Merger dated as of February 6, 2006 (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, West will acquire, through the merger of Merger Sub with and into Raindance (the “Merger”), all of the outstanding common stock of Raindance. As a result of the Merger, Raindance will become a wholly owned subsidiary of West.
     Under the terms of the Merger Agreement, each share of common stock of Raindance (other than shares held by West, Raindance or Merger Sub and other than shares held by stockholders who exercise appraisal rights under Delaware law) that are outstanding immediately prior to the consummation of the Merger will automatically be converted into the right to receive $2.70 in cash at the time of consummation of the Merger (the “Effective Time”). As of the Effective Time, all outstanding Raindance stock options and restricted stock awards will fully vest, and all outstanding stock options of Raindance will be canceled in the Merger. Each vested Raindance stock option that is outstanding as of the Effective Time will be automatically converted into the right to receive an amount in cash equal to, for each share of common stock of Raindance underlying such option, the excess (if any) of $2.70 over the exercise price per share of such option. Each vested restricted stock award that is outstanding as of the Effective Time will be automatically converted into the right to receive an amount in cash equal to $2.70 for each share of Raindance common stock underlying such award. In addition, at the Effective Time, all Raindance warrants will be converted into the right to receive the same consideration as the warrantholder would have received if the warrant had been exercised prior to the Effective Time. In addition, cash bonuses to be paid contingent upon closing of the Merger to certain Raindance executives and employees at the Effective Time under Raindance’s Executive Performance-Based Compensation Arrangement are described below.
     The Merger Agreement was unanimously approved by the board of directors of Raindance. The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the holders of a majority of Raindance’s outstanding common stock, customary regulatory approvals and other customary closing conditions. The Merger is expected to close by the end of the second quarter of 2006; however, there can be no assurances that the Merger will be consummated in that time period or at all. In connection with the proposed transaction, Raindance was represented by and received a fairness opinion from Citigroup Global Markets Inc.
     The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Raindance may be required to pay West a termination fee of $4,500,000. The Merger Agreement also provides that in certain instances where the termination fee becomes payable, Raindance may be required to reimburse West for up to $700,000 of its transaction-related expenses.
     The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Raindance. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Raindance’s public disclosures.
Approval of Awards under Executive Performance-Based Compensation Arrangement
     Pursuant to the Executive Performance-Based Compensation Arrangement effective as of February 19, 2003, as amended (the “Executive Arrangement”), which the Board of Directors of Raindance (the “Board”) previously approved and the Compensation Committee of the Board administers, certain Raindance executives are eligible to receive cash bonuses and acceleration of previously-issued shares of restricted stock in connection with the Merger at the discretion of the Board. In connection with approval of the Merger, the Board has approved the payment of certain cash bonuses and the acceleration of certain previously-issued shares of restricted stock for certain Raindance executives under the Executive Arrangement. Contingent upon closing of the Merger, the vesting of shares of restricted stock and the payment of cash bonuses approved by the Board pursuant to the Executive Arrangement will occur at the Effective Time. The amounts of the bonus awards to be paid pursuant to such Board approval are summarized in the table below:

Employee	Position	Bonus Payout
Don Detampel	Chief Executive Officer	$393,750
Nick Cuccaro	Chief Financial Officer	$350,000
Todd Vernon	Chief Technology Officer	$200,000
Peter Holst	President and Chief Operating Officer	$350,000
Stephanie Anagnostou	Senior Vice President and General Counsel	$121,875
Ken Mesikapp	Senior Vice President of Finance and Accounting	$121,875
Additional Information About the Proposed Transaction and Where You Can Find It
     In connection with the proposed transaction, Raindance intends to file a proxy statement, the fairness opinion and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF RAINDANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Raindance with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Raindance may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of Raindance’s website at http://www.raindance.com or by mail to Raindance, 1157 Century Drive, Louisville, CO 80027, attention: Investor Relations, telephone: (303) 928-3000. You may also read and copy any reports, statements and other information filed by Raindance with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
     Raindance and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Raindance stockholders in favor of the proposed transaction. Certain executive officers and directors of Raindance have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and/or restricted stock awards, payment of cash bonuses in connection with a change in control transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
     On February 6, 2006, Raindance and West issued a joint press release regarding the execution of the Merger Agreement. The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 of this current report and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 of current report and in the accompanying exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Raindance Communications, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

2.1	Agreement and Plan of Merger among Raindance Communications, Inc., Rockies Acquisition Corporation and West Corporation, dated as of February 6, 2006.

99.1	Press Release, dated February 6, 2006.*

*	Incorporated by reference to the press release filed under Rule 14a-12 by Raindance on February 6, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated February 7, 2006

RAINDANCE COMMUNICATIONS, INC.
By:	/s/ Stephanie Anagnostou
Stephanie Anagnostou
Its:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among Raindance Communications, Inc., Rockies Acquisition Corporation and West Corporation, dated as of February 6, 2006.

99.1	Press Release, dated February 6, 2006.*

*	Incorporated by reference to the press release filed under Rule 14a-12 by Raindance on February 6, 2006.